ARTICLES OF INCORPORATION

                                     OF

             BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.

                               *  *  *  *  *

                                 ARTICLE I

               (1) The name and address of the sole incorporator is Thomas B. Winmill, 11 Hanover Square, New York, New York 10005.

               (2) The said sole incorporator is at least eighteen years of age.

               (3) The said sole incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

                                 ARTICLE II

                                    NAME

               The name of the corporation is Bull & Bear U.S.
     Government Securities Fund, Inc. (the "Corporation").

                                ARTICLE III

                            PURPOSES AND POWERS

               The purpose for which the Corporation is formed is to exercise and enjoy all of the general powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.

                                 ARTICLE IV

                    PRINCIPAL OFFICE AND RESIDENT AGENT

               The address of the principal office of the Corporation in the State of Maryland is 11 East Chase Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is Prentice-Hall Corporation System, a corporation of the State of Maryland, and the address of the resident agent is 11 East Chase Street, Baltimore, Maryland 21202.

                                 ARTICLE V

                               CAPITAL STOCK

               (1) The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is ten million (10,000,000) shares, all of which shall have a par value of ($.01) per share and an aggregate par value of One Hundred Thousand Dollars ($100,000).

               (2) (a) The Board of Directors of the Corporation is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions or rights to require redemption of the stock.

                    (b)  Without limiting the generality of the
     foregoing, the dividends and distributions or other payments with respect to the stock of the Corporation, and with respect to each class that hereafter may be created, shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

                    (c) Until such time as the Board of Directors shall provide otherwise pursuant to the authority granted in this section (2), all the authorized shares of the Corporation are designated as Common Stock. Shares of the Common Stock and the holders thereof, and shares of any class and the holders thereof, shall be subject to the following provisions, provided, however, that if no shares of any class other than Common Stock are outstanding, the shares of the Common Stock and the holders thereof shall nevertheless be subject to the following provisions except to the extent that such provisions are by their terms applicable only when shares of two or more classes are outstanding.

               (3) The net asset value of each share of the Corporation's capital stock issued, sold or purchased at net asset value shall be the current net asset value per share as determined in accordance with procedures adopted from time to time by the Board of Directors which comply with the Investment Company Act of 1940, as amended (the "1940 Act").

               (4) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class.

               (5) In the event of the liquidation or dissolution of the Corporation, the holders of the Common Stock of the Corporation's stock shall be entitled to receive all the assets of the Corporation not attributable to other classes of stock through any preference. The assets so distributable to the stockholders shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation.

               (6) Unless otherwise expressly provided in these Articles of Incorporation, including any Articles Supplementary creating any additional class of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share outstanding in such holder's name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes of capital stock shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series is required by applicable law, such requirement as to a separate vote by that class or series shall apply in lieu of a vote of all classes voting together as a single class as described above.

               (7) All shares purchased by the Corporation shall constitute authorized but unissued shares and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares purchased by it. Unless and until their classification is changed in accordance with section
     (2) of this Article V, all shares of capital stock so purchased shall continue to belong to the same class to which they belonged at the time of their purchase.

               (8) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of capital stock having proportionately to the respective fractions represented thereby all the rights of whole shares of the same class, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

               (9)  [Reserved.]

               (10) All persons who shall acquire capital stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation, as each may be amended from time to time.

                                 ARTICLE VI

                   PROVISIONS FOR DEFINING, LIMITING AND
                REGULATING CERTAIN POWERS OF THE CORPORATION
                   AND OF THE DIRECTORS AND STOCKHOLDERS

               (1) The number of directors of the Corporation shall initially be nine (9), which number may be increased or decreased by or pursuant to the By-Laws of the Corporation but shall never be less than three nor more than fifteen. The names of the persons who shall act as directors until the initial annual meeting and until their successors are duly elected and qualify are:

                         Bassett S. Winmill
                         Robert D. Anderson
                         Russell E. Burke, III
                         Bruce B. Huber
                         James E. Hunt
                         Frederick A. Parker
                         John B. Russell
                         Thomas B. Winmill
                         Mark C. Winmill

               Beginning with the initial annual meeting, the directors shall be divided into five classes, designated Class I, Class II, Class III, Class IV and Class V. Prior to any change in the number of directors, Classes II-V shall consist of two directors each and Class I shall consist of one director. At the initial annual meeting of stockholders, the Class I director shall be elected for an initial term of one year, Class II directors for an initial term of two years, Class III directors for an initial term of three years, Class IV directors for an initial term of four years and Class V directors for an initial term of five years. Upon the expiration of the initial term of each class, such succeeding class of directors shall be elected for a five-year term. A director elected at an annual meeting shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes, as of the annual meeting of stockholders next succeeding any such change, so as to maintain a number of directors in each class as nearly equal as possible.
     In no case shall a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, whether or not sufficient to constitute a quorum, or by a sole remaining director; provided, however, that if the stockholders of any class of the Corporation's capital stock are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or the sole remaining director elected by that class may fill any vacancy among the number of directors elected by that class. A director elected by the Board of Directors to fill any vacancy in the Board of Directors shall serve until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At any annual meeting of stockholders, any director elected to fill any vacancy in the Board of Directors that has arisen since the preceding annual meeting of stockholders (whether or not any such vacancy has been filled by election of a new director by the Board of Directors) shall hold office for a term which coincides with the remaining term of the class to which such directorship was previously assigned, if such vacancy arose other than by an increase in the number of directors, and until his successor shall be elected and shall qualify. In the event such vacancy arose due to an increase in the number of directors, any director so elected to fill such vacancy at an annual meeting shall hold office for a term which coincides with that of the class to which such directorship has been apportioned as heretofore provided, and until his successor shall be elected and shall qualify. A director may be removed for cause only, and not without cause, and only by action taken by the holders of at least eighty percent (80%) of the outstanding shares of all classes of voting stock then entitled to vote in an election of such director.

               (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or applicable law.

               (3) (a) To the maximum extent permitted by applicable law, as currently in effect or as may hereafter be amended:

                         (i)  no director or officer of the
     Corporation shall be liable to the Corporation or its shareholders for monetary damages; and

                         (ii)  the Corporation shall indemnify and
     advance expenses to its present and past directors, officers, employees and agents, and persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent in similar capacities for other entities.

                    (b) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

                    (c)  Any repeal or modification of this Section
     (3) of this Article VI these Articles of Incorporation by the shareholders of the Corporation, or adoption or modification of any other provision of the Articles of Incorporation or By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any director or officer of the Corporation or indemnification and advance of expenses available to any person covered by these provisions with respect to any act or omission which occurred prior to such repeal, modification or adoption.

               (4) The Board of Directors of the Corporation shall have the exclusive authority to make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors.

               (5)  [Reserved.]

                                ARTICLE VII

                        DENIAL OF PREEMPTIVE RIGHTS

               No stockholder of the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares of capital stock, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder; and the Board of Directors may issue shares of any class of capital stock of the Corporation, or any notes, debentures, bonds, or other securities convertible into shares of any class of capital stock of the Corporation, either, whole or in part, to the existing stockholders.



                                ARTICLE VIII

                       CERTAIN VOTES OF STOCKHOLDERS

               (1) (a) Except as otherwise provided in these Articles of Incorporation and notwithstanding any other provision of the Maryland General Corporation Law to the contrary, any action submitted to a vote by stockholders requires the affirmative vote of at least eighty percent (80%) of the outstanding shares of all classes of voting stock, voting together, in person or by proxy at a meeting at which a quorum is present, unless such action is approved by the vote of a majority of the Board of Directors, in which case such action requires (A) if applicable, the proportion of votes required by the 1940 Act, or (B) the lesser of (1) a majority of all the votes cast at a meeting at which a quorum is present in person or by proxy with the shares of all classes of voting stock voting together, or (2) if such action may be taken or authorized by a lesser proportion of votes under applicable law, such lesser proportion.

                    (b) The Corporation elects not to be governed by any provision of Section 3-602 of Subtitle 6 of the Maryland
     General Corporation Law.

               (2) (a) Except as otherwise provided in paragraph (b) of this Section (2) of this Article VIII, the affirmative votes of at least eighty percent (80%) of the outstanding shares of all classes of voting stock, voting together, in person or by proxy at a meeting at which a quorum is present, other than voting stock held by any interested shareholder or any affiliate thereof, shall be necessary to authorize any of the following actions:

                    (i)   The merger or consolidation or share
          exchange of the Corporation with or into any other person or company (including, without limitation, a partnership, corporation, joint venture, business trust, common law trust or any other business organization);

                    (ii) the issuance or transfer by the Corporation (in one or a series of transactions in any 12-month period) of any securities of the Corporation to any other person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding (A) sales of any securities of the Corporation in connection with a public offering thereof, (B) the issuance or transfer of securities of the Corporation to the shareholders of Bull & Bear U.S. Government Securities Fund in exchange for such shareholder's shares of Bull & Bear U.S. Government Securities Fund, (C) issuance of securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation and (D) issuances of securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation;

                    (iii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Corporation (in one or a series of transactions in any 12-month period) to or with any person of any assets of the Corporation having an aggregate fair market value of $1,000,000 or more, except for transactions in securities effected by the Corporation in the ordinary course of its business; or

                    (iv)    any proposal as to the voluntary
          liquidation or dissolution of the Corporation or any amendment to the Corporation's Articles of Incorporation to terminate its existence.

                    (b)  Notwithstanding paragraph (a) of this Section
     (2), the actions enumerated in such paragraph will be authorized if approved by a vote of at least (i) fifty percent (50%) of the members of the Board of Directors of the Corporation and (ii) a majority of the number of votes entitled to be cast thereon.

                                 ARTICLE IX

                           DETERMINATION BINDING

               Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the authority of the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of any security or other instrument or asset owned by the Corporation or as to any matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates or other evidence thereof, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                 ARTICLE X

                      PRIVATE PROPERTY OF STOCKHOLDERS


               The private property of stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                 ARTICLE XI

                        UNLIMITED TERM OF EXISTENCE

               The Corporation shall have an unlimited period of existence.

                                ARTICLE XII

                       CONVERSION TO OPEN-END COMPANY

               Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, the approval, adoption or authorization of any amendment to these Articles of Incorporation that makes the Common Stock or any other class of capital stock a "redeemable security" as that term is defined in the 1940 Act shall require the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of all classes of voting stock, voting together, in person or by proxy at a meeting at which a quorum is present, unless approved by at least fifty percent (50%) of the Directors, in which case such amendment or repeal would require the affirmative vote of the holders of a majority of the number of votes entitled to be cast thereon.

               The Corporation shall notify the holders of all capital stock of the approval, in accordance with the preceding paragraph of this Article XII, of any amendment to these Articles of Incorporation that makes the Common Stock or any other class of capital stock a "redeemable security" (as that term is defined in the 1940 Act) no later than thirty (30) days prior to the date of filing of such amendment with the Department of Assessments and Taxation (or any successor agency) of the State of Maryland; such amendment may not be so filed, however, until the later of (a) ninety (90) days following the date of approval of such amendment by the holders of capital stock in accordance with the preceding paragraph of this Article XII and (b) the next January 1 or July 1, whichever is sooner, following the date of such approval by holders of capital stock.

                                ARTICLE XIII

                                 AMENDMENT

               The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the amendment or repeal of Section (10) of Article V, Section (1), Section
     (3), Section (4) or Section (5) of Article VI, Section (1) and Section (2) of Article VIII, Article X, Article XI, Article XII or this Article XIII of these Articles of Incorporation shall require the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of all classes of voting stock, voting together, in person or by proxy at a meeting at which a quorum is present, unless approved by at least fifty percent (50%) of the Directors, in which case such amendment or repeal would require the affirmative vote of the holders of a majority of the number of votes entitled to be cast thereon.

                                ARTICLE XIV

               The name "Bull & Bear" included in the name of the Corporation shall be used pursuant to a royalty-free nonexclusive license from Bull & Bear Group, Inc. or a subsidiary of Bull & Bear Group, Inc. The license may be withdrawn by Bull & Bear Group, Inc. or its subsidiary at any time in their sole discretion, in which case the Corporation shall have no further right to use the name "Bull & Bear" in its corporate name or otherwise and the Corporation, the holders of its capital stock and its officers and directors, shall promptly take whatever action may be necessary to change its name accordingly.

               IN WITNESS WHEREOF, the undersigned hereby execute the foregoing Articles of Incorporation and acknowledges the same to be their acts and further acknowledge that, to the best of his knowledge, the matters and facts set forth herein are true in all material respects under the penalties of perjury.

               Dated the     day of August, 1996.


                                      ____________________________




             BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.
                           ARTICLES OF AMENDMENT


               Bull & Bear U.S. Government Securities Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies as follows:

               FIRST: The Charter of the Corporation is amended hereby by deleting the provisions of Article (V)(3), Article (V)(6), Article VIII
(1)(a) and Article VIII (2)(b) thereof in their entirety and inserting in lieu of such provisions the following:

                                 ARTICLE V


               (3) [Reserved.]

                                 ARTICLE V

               (6) Unless otherwise expressly provided in these Articles of Incorporation, including any Articles Supplementary creating any additional class of capital stock, on each matter submitted to a vote of stockhold-ers, each holder of a share of capital stock of the Corporation entitled to vote shall be entitled to one vote for each share outstanding in such holder's name on the books of the Corporation and all shares of all class-es of capital stock entitled to vote shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series is required by applicable law, such requirement as to a separate vote by that class or series shall apply in lieu of a vote of all classes voting together as a single class as described above.

                                ARTICLE VIII

               (1) (a) Except as otherwise provided in these Articles of Incorporation and notwithstanding any other provision of the Maryland General Corporation Law to the contrary, any action submitted to a vote by stockholders requires the affirmative vote of at least eighty percent (80%) of the outstanding shares of all classes of voting stock, voting together, in person or by proxy at a meeting at which a quorum is present, unless such action is approved by the vote of a majority of the Board of Directors, in which case such action requires (A) if applicable, the proportion of votes required by the Investment Company Act of 1940, as amended (the "1940 Act"), or (B) the lesser of (1) a majority of all the votes entitled to be cast on the matter with the shares of all classes of voting stock voting together, or (2) if such action may be taken or authorized by a lesser proportion of votes under applicable law, such lesser proportion.

                                ARTICLE VIII

               (2) (b) Notwithstanding paragraph (a) of this Section (2), the actions enumerated in such paragraph will be authorized if approved by a vote of at least (i) a majority of the members of the Board of Directors of the Corporation and (ii) a majority of the number of votes entitled to be cast thereon, including votes of voting stock held by any interested shareholder or any affiliate thereof.

               SECOND: The Board of Directors of the Corporation has adopted resolutions which declared the foregoing amendment to the Charter of the Corporation set forth in these Articles of Amendment to be advisable and approved the same.

               THIRD: No shares of the capital stock of the Corporation entitled to be voted upon the foregoing amendment to the Charter of the Corporation had been issued by the Corporation or were outstanding or sub-scribed for at the time of the approval of the foregoing amendment to the Charter of the Corporation by the Board of Directors.

               FOURTH: The foregoing amendment to the Charter of the Corporation does not change the authorized capital stock of the Corporation or the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof.


               IN WITNESS WHEREOF, Bull & Bear U.S. Government Securities Fund, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by its Co-President and its corporate seal to be affixed and attested to by its Secretary as of the 3rd day of October, 1996.

ATTEST:                                     Bull & Bear U.S. Government
                                            Securities Fund, Inc.

______________________________              By ____________________ (SEAL)
William J. Maynard                             Thomas B. Winmill
Secretary                                      Co-President


               The undersigned, being the duly elected and acting Co-President of Bull & Bear U.S. Government Securities Fund, Inc. hereby acknowledges that the foregoing Articles of Amendment, of which this certificate is a part, is the act and deed of such corporation, and certifies, under the penalties of perjury, to the best of his knowledge, information and belief, that all matters and facts set forth therein are true in all material respects.


                                            By ____________________ (SEAL)
                                               Thomas B. Winmill
                                               Co-President